Exhibit 99.1

ADM Reports First Quarter Earnings of $0.69 per Share,
$0.64 per Share on an Adjusted Basis

•Net earnings of $391 million
•Strong quarter-end balance sheet with cash and cash equivalents of $4.7 billion
•Playing critical role supporting global food chain and fulfilling customer needs amid pandemic

CHICAGO, April 29, 2020—ADM (NYSE: ADM) today reported financial results for the quarter ended March 31, 2020.

“I’m extremely grateful to our 38,000 global colleagues, whose commitment, ingenuity and agility are powering ADM as we support the global food supply chain and provide nutrition around the world,” said Chairman and CEO Juan Luciano. “Our performance is a testament to the resilience of our people, the strength of our business model, and the breadth and depth of our capabilities to fulfill customer needs, even in a market environment that is changing rapidly due to the COVID-19 pandemic.

“Our first priority during this extraordinary time is supporting our colleagues, and we are focused on that every single day. We’ve put into place detailed guidelines and protocols to help protect our teams and support continuity of operations, and I’m proud that we are operating around the globe with very minimal disruptions. We’ve also taken steps to bolster our already strong balance sheet and liquidity position to further enhance our ability to run our business.

“Even amid the challenge of COVID-19, the team is doing a great job advancing our important work to make ADM a better company. From improving underperforming businesses, to driving Readiness, to harvesting our investments — particularly in Nutrition — we remain committed to delivering our strategy and focusing on the business drivers under our control. There are many unknowns, and ADM isn’t immune from some of the negative effects of this pandemic, but we are confident in the ability of our great team to shift to whatever our customers need, and continue to deliver nutrition around the globe.”

First Quarter 2020 Highlights

(Amounts in millions except per share amounts)	2020	2019
Earnings per share (as reported)	$0.69	$0.41
Adjusted earnings per share[1]	$0.64	$0.46

Segment operating profit	$599	$611
Adjusted segment operating profit[1]	$643	$608
Ag Services and Oilseeds	422	417
Carbohydrate Solutions	68	96
Nutrition	142	81
Other Business	11	14

•
EPS as reported of $0.69 includes a $0.06 per share charge related to asset impairment and restructuring charges, a $0.12 per share credit related to LIFO, and a $0.01 per share tax expense related to certain discrete items. Adjusted EPS, which excludes these items, was $0.64.[1]

Results of Operations

Ag Services & Oilseeds delivered strong results that were in line with the year-ago period.

•
Ag Services results more than doubled versus the first quarter of 2019, which was negatively impacted by high water conditions in North America. Global trade performance was driven by strong results in destination marketing and structured trade finance. Robust farmer selling in Brazil drove higher year-over-year origination volumes and margins, which were partially offset by weaker results in North America.

•
Crushing results were lower than the prior-year-period. Volumes were strong, and execution margins were solid, though below the high realized margins in the first quarter of 2019, which benefited from the short crop in Argentina. The prior-year quarter also benefited from about $75 million of positive timing impacts.

•
Refined Products and Other results were higher than the first quarter of 2019. Higher margins in both biodiesel and refined oils in North America were offset by lower biodiesel margins in EMEAI. Peanut shelling results were significantly improved versus the prior-year period.

•	Wilmar results were significantly higher year over year.

Carbohydrate Solutions results were lower than the first quarter of 2019.

•
The Starches and Sweeteners subsegment, including wet mill ethanol results, was down year over year, largely due to about $50 million in negative mark to market impacts on forward sales of corn oil, much of which could reverse over the balance of the year. Absent those impacts, results were higher due to better operating performance at the Decatur complex, strong results in wheat milling, and improved conditions in EMEAI.

•
Vantage Corn Processors results were slightly higher than the prior year. Effective risk management, combined with the lack of the severe weather impacts seen in the first quarter of 2019, helped offset weak industry ethanol margins caused by significantly decreased demand.

1 Non-GAAP financial measures; see pages 5, 10, 11, 12 and 13 for explanations and reconciliations, including after-tax amounts.

Nutrition results were once again substantially higher year over year.

•
Human Nutrition businesses, including flavors, specialty ingredients and health & wellness, delivered strong performance and growth across the broad portfolio. Increased sales revenue in North America and EMEAI flavors, continued sales growth in alternative proteins, and additional bioactives income helped drive improved results.

•
Animal Nutrition continued its growth trajectory. Improved year-over-year results were driven by a strong performance from Neovia, good volumes and margins in feed additives, and solid sales in pet care. Amino acids were negatively impacted by a year-over-year decline in the global pricing environment.

Other Business results were down year over year. Futures commission loss provisions were partially offset by improvements in captive insurance operations.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 10 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $599 million for the quarter includes charges related to asset impairment and restructuring activities of $44 million ($0.06 per share).

In Corporate results, interest expense was down due to lower average borrowing costs from liability management actions taken in late 2019. Unallocated corporate costs for the quarter were slightly higher year over year principally due to continued investments in IT and business transformation. Other charges increased due to a railroad maintenance expense that had an offsetting benefit in tax expense (see below), partially offset by improved foreign hedging results on intercompany funding.

Corporate results also included a LIFO credit of $91 million ($0.12 per share) due to the discontinuation of LIFO effective January 1, 2020.

The effective tax rate for the quarter was a benefit of approximately 4 percent compared to an expense of 26 percent in the prior year. The favorable 2020 tax rate was due primarily to the impact of U.S. tax credits signed into law in December. In the absence of the railway tax credits and specified items, the effective tax rate for the quarter would have been approximately 14 percent.

Note: Additional Facts and Explanations
Additional facts and explanations about Q1 results and industry environment can be found at the end of the ADM Q1 Earnings Presentation at www.adm.com/webcast.

Conference Call Information
ADM will host a webcast on April 30, 2020, at 10:00 a.m. Central Time to discuss financial results and provide a company update. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of our comments and materials in this presentation constitute forward-looking statements that reflect management’s current views and estimates of future economic circumstances, industry conditions, Company performance and financial results. These statements and materials are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements as a result of new information or future events.

About ADM
At ADM, we unlock the power of nature to provide access to nutrition worldwide. With industry-advancing innovations, a complete portfolio of ingredients and solutions to meet any taste, and a commitment to sustainability, we give customers an edge in solving the nutritional challenges of today and tomorrow. We’re a global leader in human and animal nutrition and the world’s premier agricultural origination and processing company. Our breadth, depth, insights, facilities and logistical expertise give us unparalleled capabilities to meet needs for food, beverages, health and wellness, and more. From the seed of the idea to the outcome of the solution, we enrich the quality of life the world over. Learn more at www.adm.com.

Media Relations	Investor Relations
Jackie Anderson	Victoria de la Huerga
312-634-8484	312-634-8457

Financial Tables Follow

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP financial measure)
and Corporate Results
(unaudited)

	Quarter ended
	March 31
(In millions)	2020	2019	Change

Segment Operating Profit	$599	$611	$(12)
Specified items:
(Gains) losses on sales of assets and businesses	—	(12)	12
Impairment and restructuring charges	44	9	35
Adjusted Segment Operating Profit	$643	$608	$35

Ag Services and Oilseeds	$422	$417	$5
Ag Services	164	75	89
Crushing	70	216	(146)
Refined Products and Other	81	72	9
Wilmar	107	54	53

Carbohydrate Solutions	$68	$96	$(28)
Starches and Sweeteners	99	135	(36)
Vantage Corn Processors	(31)	(39)	8

Nutrition	$142	$81	$61
Human Nutrition	113	88	25
Animal Nutrition	29	(7)	36

Other Business	$11	$14	$(3)

Segment Operating Profit	$599	$611	$(12)

Corporate Results	$(224)	$(296)	$72

Interest expense - net	(77)	(90)	13
Unallocated corporate costs	(189)	(183)	(6)
Other charges	(52)	(6)	(46)
Specified items:
LIFO credit (charge)	91	(1)	92
Expenses related to acquisitions	—	(14)	14
Impairment, restructuring, and settlement charges	3	(2)	5
Earnings Before Income Taxes	$375	$315	$60

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP financial measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended
	March 31
	2020	2019
	(in millions, except per share amounts)

Revenues	$14,970	$15,304
Cost of products sold (1)	14,019	14,376
Gross profit	951	928
Selling, general, and administrative expenses (2)	664	659
Asset impairment, exit, and restructuring costs (3)	41	11
Equity in (earnings) losses of unconsolidated affiliates	(140)	(101)
Interest income	(40)	(49)
Interest expense	83	101
Other (income) expense - net (4)	(32)	(8)
Earnings before income taxes	375	315
Income tax (benefit) expense (5)	(16)	81
Net earnings including noncontrolling interests	391	234

Less: Net earnings (losses) attributable to noncontrolling interests	—	1
Net earnings attributable to ADM	$391	$233

Diluted earnings per common share	$0.69	$0.41

Average diluted shares outstanding	564	566

(1) Includes a charge (credit) related to changes in the Company’s LIFO reserves of $(91) million in the current quarter and $1 million in the prior quarter.

(2) Includes acquisition-related expenses of $14 million in the prior quarter.

(3) Includes net charges related to impairment of certain assets and restructuring of $41 million in the current quarter and $11 million in the prior quarter.

(4) Includes gains of $12 million related to the sale of certain assets and a step-up gain on an equity investment in the prior quarter.

(5) Includes the tax expense impact of the above specified items and tax discrete items totaling $20 million in the current quarter and the tax expense impact of the above specified items, tax discrete items, and true-up adjustments totaling $14 million in the prior quarter.

Summary of Financial Condition
(unaudited)

	March 31, 2020	March 31, 2019
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$4,734	$926
Short-term marketable securities (a)	—	9
Operating working capital (b)	7,985	8,175
Property, plant, and equipment	9,883	10,299
Investments in and advances to affiliates	5,143	5,332
Long-term marketable securities	2	22
Goodwill and other intangibles	5,194	5,459
Other non-current assets	2,027	1,777
	$34,968	$31,999
Financed By
Short-term debt (a)	$3,382	$1,595
Long-term debt, including current maturities (a)	9,121	8,289
Deferred liabilities	3,418	3,156
Temporary equity	71	49
Shareholders’ equity	18,976	18,910
	$34,968	$31,999

(a)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

(b)	Current assets (excluding cash and cash equivalents and short-term marketable securities) less current liabilities (excluding short-term debt and current maturities of long-term debt).

Summary of Cash Flows
(unaudited)

	Three months ended
	March 31
	2020	2019
	(in millions)
Operating Activities
Net earnings	$391	$234
Depreciation and amortization	245	245
Asset impairment charges	44	9
Losses (gains) on sales of assets	—	(15)
Other - net	159	(7)
Change in deferred consideration in securitized receivables(a)	(2,045)	(1,778)
Other changes in operating assets and liabilities	551	(723)
Total Operating Activities	(655)	(2,035)

Investing Activities
Purchases of property, plant and equipment	(194)	(198)
Net assets of businesses acquired	(8)	(1,876)
Proceeds from sale of business/assets	7	18
Investments in retained interest in securitized receivables(a)	(1,271)	(1,313)
Proceeds from retained interest in securitized receivables(a)	3,316	3,091
Marketable securities - net	5	50
Investments in and advances to affiliates	(3)	(9)
Other investing activities	1	(34)
Total Investing Activities	1,853	(271)

Financing Activities
Long-term debt borrowings	1,481	—
Long-term debt payments	(1)	(4)
Net borrowings (payments) under lines of credit	2,188	1,309
Share repurchases	(112)	—
Cash dividends	(203)	(198)
Other	(11)	(42)
Total Financing Activities	3,342	1,065

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	4,540	(1,241)
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	2,990	3,843
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$7,530	$2,602

(a) Cash flows related to the Company’s retained interest in securitized receivables as required by ASU 2016-15 which took effect January 1, 2018.

Segment Operating Analysis
(unaudited)

	Quarter ended
	March 31
	2020	2019
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	9,163	9,167
Corn	5,534	5,132
Total processed volumes	14,697	14,299

	Quarter ended
	March 31
	2020	2019
	(in millions)
Revenues
Ag Services and Oilseeds	$11,079	$11,538
Carbohydrate Solutions	2,316	2,403
Nutrition	1,471	1,282
Other Business	104	81
Total revenues	$14,970	$15,304

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended March 31
	2020		2019
	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$391	$0.69	$233	$0.41
Adjustments:
LIFO charge (credit) (a)	(69)	(0.12)	1	—
Losses (gains) on sales of assets and businesses (b)	—	—	(9)	(0.02)
Asset impairment and restructuring charges (c)	32	0.06	10	0.02
Expenses related to acquisitions (d)	—	—	9	0.02
Tax adjustment (e)	7	0.01	17	0.03
Sub-total adjustments	(30)	(0.05)	28	0.05
Adjusted net earnings and adjusted EPS	$361	$0.64	$261	$0.46

(a)
Current quarter changes in the Company’s LIFO reserves of $(91) million pretax ($69 million after tax), tax effected using the Company’s U.S. income tax rate. Prior quarter changes in the Company’s LIFO reserves of $1 million pretax ($1 million after tax), tax effected using the Company’s U.S. income tax rate.

(b)
Prior quarter gains of $12 million pretax ($9 million after tax) related to the sale of certain assets and a step-up gain on an equity investment, tax effected using the Company’s U.S. income tax rate.

(c)
Current quarter net charges of $41 million pretax ($32 million after tax) related to the impairment of certain assets and restructuring, tax effected using the applicable rates. Prior quarter charges of $11 million pretax ($10 million after tax) related to the impairment of certain assets and restructuring, tax effected using the applicable tax rates.

(d)	Prior quarter acquisition expenses of $14 million pretax ($9 million after tax) consisted of expenses primarily related to the Neovia acquisition.

(e)	Tax adjustment totaling $7 million in the current quarter due to certain discrete items and $17 million in the prior quarter due to certain discrete items and true-up adjustments.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	June 30, 2019	Sep. 30, 2019	Dec. 31, 2019	Mar. 31, 2020	Mar. 31, 2020

Net earnings attributable to ADM	$235	$407	$504	$391	$1,537
Adjustments:
Interest expense	109	97	95	83	384
LIFO	25	(16)	27	(91)	(55)
Other adjustments	119	48	253	48	468
Total adjustments	253	129	375	40	797
Tax on adjustments	(65)	(32)	(8)	(7)	(112)
Net adjustments	188	97	367	33	685
Total Adjusted ROIC Earnings	$423	$504	$871	$424	$2,222

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	June 30, 2019	Sep. 30, 2019	Dec. 31, 2019	Mar. 31, 2020	Quarter Average

Equity (1)	$18,955	$18,873	$19,208	$18,952	$18,997
+ Interest-bearing liabilities (2)	9,417	8,891	8,891	12,512	9,928
+ LIFO adjustment (net of tax)	61	49	69	—	45
Other adjustments	86	36	274	39	109
Total Adjusted Invested Capital	$28,519	$27,849	$28,442	$31,503	$29,079

Adjusted Return on Invested Capital					7.6%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve and other specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after tax effect of the LIFO reserve, and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of LIFO inventory reserves and other specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

Adjusted Earnings Before Taxes, Interest, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended March 31, 2020.

					Four Quarters
	Quarter Ended				Ended
	June 30, 2019	Sep. 30, 2019	Dec. 31, 2019	Mar. 31, 2020	Mar. 31, 2020
			(in millions)
Earnings before income taxes	$274	$503	$496	$375	$1,648
Interest expense	109	97	95	83	384
Depreciation and amortization	248	249	251	245	993
LIFO charge (credit)	25	(16)	27	(91)	(55)
Gains (Losses) on sales of assets and businesses	—	—	101	—	101
Asset impairment, restructuring, & settlement charges	138	53	103	41	335
Railroad maintenance expense	—	—	51	73	124
Expenses related to acquisitions	—	—	3	—	3
Adjusted EBITDA	$794	$886	$1,127	$726	$3,533

					Four Quarters
	Quarter Ended				Ended
	June 30, 2019	Sep. 30, 2019	Dec. 31, 2019	Mar. 31, 2020	Mar. 31, 2020
			(in millions)
Ag Services and Oilseeds	$457	$511	$833	$514	$2,315
Carbohydrate Solutions	274	264	258	148	944
Nutrition	173	175	160	199	707
Other Business	18	55	20	15	108
Corporate	(128)	(119)	(144)	(150)	(541)
Adjusted EBITDA	$794	$886	$1,127	$726	$3,533

Adjusted EBITDA is defined as earnings before taxes, interest, and depreciation and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense and depreciation and amortization to earnings before income taxes. Management believes that adjusted EBITDA is a useful measure of the Company’s performance because it provides investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to earnings before income taxes, the most directly comparable GAAP financial measure.

Adjusted Earnings Before Taxes, Interest, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended March 31, 2019.

					Four Quarters
	Quarter Ended				Ended
	June 30, 2018	Sep. 30, 2018	Dec 31, 2018	Mar. 31, 2019	Mar. 31, 2019
			(in millions)
Earnings before income taxes	$652	$632	$312	$315	$1,911
Interest expense	89	87	97	101	374
Depreciation and amortization	239	232	235	245	951
LIFO charge (credit)	(13)	7	(4)	1	(9)
Gains (Losses) on sales of assets and businesses	—	(21)	8	(12)	(25)
Asset impairment, restructuring, & settlement charges	24	2	250	11	287
Expenses related to acquisitions	—	(4)	12	14	22
Adjusted EBITDA	$991	$935	$910	$675	$3,511

					Four Quarters
	Quarter Ended				Ended
	June 30, 2018	Sep. 30, 2018	Dec 31, 2018	Mar. 31, 2019	Mar. 31, 2019
			(in millions)
Ag Services and Oilseeds	$633	$580	$711	$510	$2,434
Carbohydrate Solutions	333	364	281	178	1,156
Nutrition	151	103	99	134	487
Other Business	39	37	(3)	24	97
Corporate	(165)	(149)	(178)	(171)	(663)
Adjusted EBITDA	$991	$935	$910	$675	$3,511

Adjusted EBITDA is defined as earnings before taxes, interest, and depreciation and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense and depreciation and amortization to earnings before income taxes. Management believes that adjusted EBITDA is a useful measure of the
Company’s performance because it provides investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to earnings before income taxes, the most directly comparable GAAP financial measure.